Exhibit 10.3

VOTING RIGHTS PROXY AGREEMENT

This Voting Rights Proxy Agreement (the “Agreement”) is entered into in Hangzhou, People’s Republic of China (“PRC” or “China”) as of May 15, 2012 by and among Zhejiang Jiuxin Investment Management Co., Ltd (“Party A”) and Zhejiang Jiuying Grand Pharmacy Co., Ltd. (“Company” or “Party B”), the individual shareholders collectively holding 51% of the issued and outstanding equity interests of Party B (i.e. LIU Lei, JIN Chong’an and QI Li, each as a “Individual Shareholder” and collectively as “Party C”), and Zhejiang Shouantang Medical Technology Co., Ltd (“Party D”).  Party A, Party B, Party C and Party D are each referred to in this Agreement as a “Party” and collectively as the “Parties”. Party D is made a party hereto for the sole purpose of acknowledging this Agreement.

RECITALS

1.           Party A, a company incorporated in the PRC as a foreign invested enterprise, specializes in enterprise management and consultation (collectively the “Business”). Party A and the Company have entered into a certain Consulting Services Agreement dated May 15, 2012 (the “Consulting Services Agreement”) in connection with the Business.

2.           The Company is mainly engaged in retail of prescription and non-prescription drugs including traditional Chinese medicinal materials, Chinese prepared medicines, cut crude drugs, pharmaceutical chemicals, antibiotics, biochemical drugs, and biological products; retail of pre-packaged food and dairy products (including milk-based powdered infant formulas)  and retail of general merchandise

3.           Party C” are individual shareholders of Company, each legally holding such amount of equity interest of Company as set forth on the signature page of this Agreement and collectively holding 51% of the issued and outstanding equity interests of Company (collectively the “ 51% Equity Interest”).

4.           Party C desire to grant to Party A a proxy to vote the 51% Equity Interest for the maximum period of time permitted by law in consideration of good and valuable consideration, the receipt of which is hereby acknowledged and agreed by Party A.

NOW THEREFORE, the Parties agree as follows:

1.           Party C hereby agree to irrevocably grant and entrust Party A and the person designated by Party A, for the maximum period of time permitted by law, with all of following rights:

(1)	As the agent of Party C, propose for or present the shareholder meeting in accordance with the valid Articles of Association thereof;

(2)
Represent Party C to exercise the voting rights on the decision matter at the shareholder meeting, which is including but not limited to: designating and electing the director, general manager or other senior officers who shall be appointed or removed by Party C;

(3)
Other voting rights which shall be entitled to Party C as the shareholder of a company under PRC Laws and Regulations (including any amendment, modification, supplemental or revised version of PRC Laws and Regulations, and no matter whether such laws or regulations become effective before or after the execution of this Agreement);

(4)
Other voting rights for the shareholder under the valid Articles of Association thereof (including any other shareholder’s voting right under the Articles of Association as it may be amended from time to time).

2.           Party A may establish and amend rules to govern how Party A shall exercise the powers granted by Party C herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize the exercise of the voting rights granted by Party C, and Party A shall only proceed in accordance with such rules.

3.           Party C shall not transfer or cause to be transferred the 51% Equity Interest to any party (other than Party A or such designee of Party A) in whole or in part.  Each Individual Shareholder acknowledges that it will continue to perform its obligations under this Agreement even if one or more of other shareholders of the Company no longer hold any part of the equity interest of the Company.

4.           This Agreement has been duly executed by the Parties as of the date first set forth above, and in the event that a Party is not a natural person, then such Party’s action has been duly authorized by all necessary corporate or other action and executed and delivered by such Party’s duly authorized representatives.  This Agreement shall take effect upon the execution of this Agreement.

Proxy Agreement

5.           Each Individual Shareholder represents and warrants to Party A that such Individual Shareholder owns such amount of the equity interest of the Company as set forth next to its name on the signature page below, free and clear of all liens and encumbrances, and such Individual Shareholder has not granted to any party, other than Party A, a power of attorney or proxy over any of such amount of the 51% Equity Interest or any of shareholder’s rights as a shareholder of Company.  Each Individual Shareholder further represents and warrants that the execution and delivery of this Agreement by such Individual Shareholder shall not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to such Individual Shareholder.

6.           TERM AND TERMINATION

              6.1           This Agreement shall take effect on the date of execution of this agreement and shall remain in full force and effect for the maximum period of time permitted by law unless sooner terminated pursuant to Clause 6.2.

              6.2           This Agreement shall remain in full force and effect for the maximum period of time permitted by law. The phrase “maximum period of time permitted by law” shall mean the time period from the execution date of this agreement to the last date of Party B’s operation term set forth in its business license. If Party B’s operation term is extendible, Party B shall use its best efforts to renew its business license and extend its operation term until and unless otherwise instructed in Party A’s prior written notice. When Party B’s operation term is extended, such time period shall be automatically extended to the last date of Party B’s extended operation term as set forth in its new business license. Notwithstanding the foregoing stipulation, Party A shall have the right to terminate this Agreement at any time by giving a thirty (30) day prior written notice to other Parties. During the effective term of this Agreement, any Party except Party A shall have no right to terminate this Agreement.

              6.3           Party A shall have no liability to the other Party for indemnity, compensation or damages arising solely from the exercise of such termination right when Party A elects to terminate this Agreement pursuant to Clause 6.2.  The expiration or termination of this Agreement shall not affect the continuing liability of Party B to pay any Consulting Services Fees already accrued or due and payable to Party A.  Upon expiration or termination of this Agreement, all amounts then due and unpaid to Party A by Party B hereunder, as well as all other amounts accrued but not yet payable to Party A by Party B, shall hereby become due and payable by Party B to Party A.

7.           Any amendment to and/or rescission of this Agreement shall be in writing by the Parties.

Proxy Agreement

8.           The execution, validity, creation and performance of this Agreement shall be governed by the laws of PRC.

9.           This Agreement shall be executed in seven (7) duplicate originals in both English and Chinese, and each Party shall receive one (1) duplicate original, each of which shall be equally valid.

10.         Arbitration.  Any dispute arising from, out of or in connection with this Agreement shall be settled through amicable negotiations between the Parties.  Such negotiations shall begin immediately after one Party has delivered to the other Party a written request for such negotiation.  If, within ninety (90) days following the date of such notice, the dispute cannot be settled through negotiations, the dispute shall, upon the request of either Party with notice to the other Party, be submitted to arbitration in China under the auspices of China International Economic and Trade Arbitration Commission (the “CIETAC”).  The Parties shall jointly appoint a qualified interpreter for the arbitration proceeding and shall be responsible for sharing in equal portions the expenses incurred by such appointment.  The arbitration proceeding shall take place in Shanghai, China.  The outcome of the arbitration shall be final and binding and enforceable upon the Parties.

              10.1         Arbitration Language and Rules.  Unless otherwise provided by the arbitration rules of CIETAC, the arbitration proceeding shall be conducted in English. The arbitration tribunal shall be formed pursuant to the arbitration rules of CIETAC. Party B, Party C and Party D shall be deemed as one party in arbitration proceedings for purpose of the arbitration under this Agreement. The arbitration tribunal shall apply the arbitration rules of the CIETAC in effect on the date of execution of this Agreement.  However, if such rules are in conflict with the provisions of this clause, or with Section 12 of this Agreement, then the terms of Section 12 of this Agreement shall prevail.

              10.2         Cooperation; Disclosure. Each Party shall cooperate with the other Party in making full disclosure of and providing complete access to all information and documents requested by the other Party in connection with such proceedings, subject only to any confidentiality obligations binding on such Parties.

              10.3         Jurisdiction. Judgment or award rendered by the arbitration may be entered into by any court having jurisdiction, or application may be made to such court for a judicial recognition of the judgment or any order of enforcement thereof.

[SIGNATURE PAGE FOLLOWS]

Proxy Agreement

[SIGNATURE PAGE]

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

PARTY A:	Zhejiang Jiuxin Investment Management Co., Ltd.

Legal/Authorized Representative: /s/ LIU Lei
Name: LIU Lei
Title: Executive Director

Proxy Agreement

SIGNATURE PAGE FOR PARTY B

PARTY B/ COMPANY:	Zhejiang Jiuying Grand Pharmacy Co., Ltd.

Legal/Authorized Representative: /s/ LIU Lei
Name: LIU Lei
Title: Executive Director

Proxy Agreement

SIGNATURE PAGE FOR PARTY C

Party C.

/s/ LIU Lei
LIU Lei

Owns 19.89% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.
ID Card No.: 330107196310260910

/s/ JIN Chong’an
JIN Chong’an

Owns 15.81% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.
ID Card No.: 440102196306183258

/s/ QI Li
QI Li

Owns 15.3% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.
ID Card No.: 330106197205090081

Proxy Agreement

SIGNATURE PAGE FOR PARTY D

ACKNOWLEDGED BY:

Zhejiang Shouantang Medical Technology Co., Ltd.
Owns 39% of Zhejiang Jiuying Grand Pharmacy Co., Ltd.

Legal/Authorized Representative: /s/ LIU Lei
Name:  LIU Lei
Title: Executive Director

Proxy Agreement